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                                                                   EXHIBIT 10.25





                                  THE AMENDED
                             HILLHAVEN CORPORATION
                       BOARD OF DIRECTORS RETIREMENT PLAN

                           Effective January 1, 1995

                                   SECTION 1
                              STATEMENT OF PURPOSE


         This Amended Board of Directors Retirement Plan (the "Plan") of The Hillhaven Corporation has been adopted to attract, retain, motivate and provide financial security to members of the Board of Directors who are not employees of the Company (the "Participants"). This Amended Plan applies to Directors whose Termination of Service occurs after December 31, 1994.

                                   SECTION 2
                                  DEFINITIONS

         2.1 AGREEMENT. "Agreement" means a written agreement substantially in the form of Exhibit A between The Hillhaven Corporation and a Participant.

         2.2 ANNUAL BOARD RETAINER. "Annual Board Retainer" means the total annual retainer paid to a Director by The Hillhaven Corporation for Service on The Hillhaven Corporation's Board of Directors, excluding any separate fees paid for meeting attendance or service of any committees of the Board of Directors.

         2.3 COMMITTEE. "Committee" means the members of the Executive Committee of the Board of Directors of The Hillhaven Corporation who are employees of the Company.

         2.4     COMPANY.    "Company" means The Hillhaven Corporation and its
Subsidiaries.

         2.5 CHANGE OF CONTROL EVENT. A "Change of Control Event" shall be deemed to occur if any of the following events has occurred:

                          (i)     A Person, alone or together with its
                 Affiliates and Associates, or "group", within the meaning of
                 Section 13(d)(3) of the Securities

                 Exchange Act of 1934, becomes, after the date hereof, the beneficial owner of 20% or more of the general voting power of the Company. Notwithstanding the preceding sentence, a Change of Control Event shall not be deemed to occur if the "Person" described in the preceding sentence has acquired 20% or more of the general voting power of the Company as consideration in a transaction or series of related transactions involving the Company's acquisition (by stock acquisition, merger, asset purchase or otherwise) of one or more businesses approved prior to such transactions or series of transactions by the Incumbent Board (as defined in (ii) below), and provided that, if such transaction or series of transactions results in the merger, consolidation or reorganization of the Company and such Person, the Company is the surviving entity following such merger, consolidation or reorganization.

                          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such person were a member of the Incumbent Board.

                          (iii)   Consummation or effectiveness of:

                                  a.       a merger, consolidation or
                          reorganization involving the Company (a "Business Combination"), unless

                                        1.      the stockholders of the
                                  Company, immediately before the Business
                                  Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately and before the Business Combination, and

                                        2.      the individuals who were
                                  members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at





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                                  least a majority of the members of the Board
                                  of Directors of the Surviving Corporation, and

                                        3.      no Person (other than any
                                  Person who, immediately prior to the Business Combination, had beneficial ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                                  b.       a complete liquidation or
                          dissolution of the Company; or

                                  c. the sale or other disposition of all or substantially all of the assets of the Company to any Person.

                 For purposes of determining whether a Change of Control Event has occurred, the following additional definitions apply:

                 "Affiliate or Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                 "Person," shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan (including a trust relating thereto) of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan. "Person" shall also not include National Medical Enterprises, Inc. ("NME"), any subsidiary of NME, any Affiliate or Associate of NME, any employee benefit plan or employee stock plan of NME or any subsidiary of NME to the extent that such entities, individually or collectively, own any or all of (x) 8,878,147 shares of the Company's common stock (approximately 31% of the general voting power of the Company as of December 6, 1994) registered in the name of NME or any subsidiary of NME as of the date of this Agreement, or
                 (y) such additional number of shares of the Company's common stock issued to NME or any subsidiary of NME in exchange for shares of the Company's Series C Preferred Stock or Series D Preferred Stock so long as such exchange has been approved in advance by the Incumbent Board.

                 "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.





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         2.6     DIRECTOR.  A "Director" is any member of the Board of
Directors of The Hillhaven Corporation who is not an employee of the Company.

         2.7 ELIGIBLE CHILDREN. "Eligible Children" means all natural or adopted children of a Participant under the age of 21, including any child conceived prior to the death of a Participant.

         2.8 FINAL ANNUAL BOARD RETAINER. "Final Annual Board Retainer" means the Annual Board Retainer being paid to a Director at the time of his or her Termination of Service on the Board of Directors of The Hillhaven Corporation.

         2.9 NORMAL RETIREMENT AGE. "Normal Retirement Age" under this Plan is age 65.

         2.10 PARTICIPANT. "Participant" shall include any Director who is not an employee of The Hillhaven Corporation who enters into an agreement to participate in the Plan.

         2.11 SERVICE. "Service" refers to service as a Director of The Hillhaven Corporation.

         2.12 SUBSIDIARY. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company owns 50% of the capital stock or otherwise has a controlling interest as determined by the Committee, in its sole and absolute discretion.

         2.13 SURVIVING SPOUSE. "Surviving Spouse" means the person legally married to the Participant for at least a one year period prior to the Commencement Date of Benefits hereunder.

         2.14 TERMINATION OF SERVICE. "Termination of Service" means the cessation of a Participant's service as a Director of The Hillhaven Corporation for any reason whatsoever, whether voluntarily or involuntarily.

         2.15 YEAR. A "Year" is a period of twelve consecutive calendar months.

         2.16 YEARS OF SERVICE. "Year of Service" means each complete Year of Service as a Director of The Hillhaven Corporation. Years of Service shall be deemed to have begun as of the first day of the calendar month of service and to have ceased on the last day of the calendar month of service.





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                                   SECTION 3
                              RETIREMENT BENEFITS

         3.1     RETIREMENT BENEFIT.

                 (a) Upon the later of a Participant's Termination of Service or attainment of Normal Retirement Age, The Hillhaven Corporation agrees to pay to the Participant an annual Retirement Benefit for ten years in an amount equal to 100% of his or her Final Annual Board Retainer, subject to the limitation of
                          Section 3.1(b) and the vesting of Section 3.2.

                 (b) The Retirement Benefit shall not exceed $24,000 (100% of the Annual Board Retainer in 1993) increased by a compounded rate of six percent per year from 1994 to the year of the Participant's Termination of Service.

         3.2 VESTING OF RETIREMENT BENEFIT. A Participant's interest in his Retirement Benefit shall vest in accordance with the following schedule:



                    YEARS OF SERVICE                                        VESTED BENEFIT
                      Less than 5                                                 0%
                           5                                                     50%

                           6                                                     60%
                           7                                                     70%

                           8                                                     80%

                           9                                                     90%
                          10                                                    100%


All Years of Service as a Director shall count towards vesting credit. Vested Retirement Benefits are subject to offset pursuant to Section 5.6 and forfeiture pursuant to Section 5.7.

         3.3     SURVIVOR BENEFIT.

                 (a) If a Participant who is receiving a Retirement Benefit dies, his or her Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.4 and 3.5) the installments of the





                                       5
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                          Participant's Retirement Benefit for the remainder of
                          the ten year period.

                 (b)      If a Participant, who has a vested interest under
                          Section 3.2, dies while serving as a Director of The Hillhaven Corporation, his or her Surviving Spouse or Eligible Children shall be entitled at the Participant's death to receive (in accordance with Sections 3.4 and 3.5) the installments of the Retirement Benefit which would have been payable to the Participant in accordance with Section 3.1 for a period of ten years. The limitation set forth in
                          Section 3.1(b) will be based upon the date of the Participant's death.

                 (c)      If a Participant, who has a vested interest under
                          Section 3.2, dies after Termination of Service but at death is not receiving any Retirement Benefits under this Plan, his or her Surviving Spouse or Eligible Children shall be entitled at the Participant's death to receive (in accordance with Sections 3.4 and 3.5) the installments of the Retirement Benefit which would have been payable to the Participant in accordance with Section 3.1 for a period of ten years.

         3.4 FORM AND DURATION OF BENEFIT PAYMENT. Retirement Benefits shall be paid in equal monthly installments over a period of ten years.

         Surviving Spouse payments shall be paid in equal monthly installments over the remainder of the ten year period.

         Eligible Children benefit payments shall be paid monthly over the remainder of the ten year period, but not beyond the date when the youngest of the Eligible Children reaches age 21.

         3.5 RECIPIENTS OF BENEFIT PAYMENTS. If a Participant dies without a Surviving Spouse but is survived by any Eligible Children, then benefits will be paid to the Eligible Children or their legal guardian, if applicable. The total monthly benefit payment will be equal to the monthly benefit that a Surviving Spouse would have received, which will be paid in equal shares to each of the Eligible Children for the remainder of the ten year period or until the youngest of the Eligible Children attains age 21, whichever comes first. When any of the Eligible Children reaches age 21, his or her share will be reallocated equally to the remaining Eligible Children.

         If the Surviving Spouse dies after the death of the Participant but is survived by Eligible Children, the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to each of the Eligible Children for the remainder of the ten year period or until the youngest of the Eligible Children attains age 21, whichever comes first.





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When any of the Eligible  Children reaches age 21, his or her share will be reallocated equally to the remaining Eligible Children.

         3.6 CHANGE OF CONTROL. In the event of a Change of Control Event of The Hillhaven Corporation while this Plan remains in effect which results in a Participant's Termination of Service as a Director of The Hillhaven Corporation or a Participant's failure to be reelected as a Director of The Hillhaven Corporation when his or her term of office expires, (i) the Participant's Retirement Benefit hereunder will be fully vested in the Participant without regard to his or her Years of Service with The Hillhaven Corporation, and (ii) notwithstanding any other provisions of this Plan, the Participant will be entitled to receive the full Normal Retirement Benefit commencing at age 65. Notwithstanding the foregoing, Vested Retirement Benefits are subject to offset pursuant to Section 5.6 and forfeiture pursuant to the provisions of Section 5.7.

                                   SECTION 4
                                    PAYMENT

         4.1 COMMENCEMENT OF PAYMENTS. Payments under this Plan shall begin not later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or his or her Surviving Spouse or Eligible Children) to payments under this Plan.

         4.2 WITHHOLDING; EMPLOYMENT TAXES. To the extent required by the law in effect at the time payments are made, The Hillhaven Corporation shall report all payments hereunder and shall withhold therefrom any taxes required to be withheld by the Federal or any state or local government.

         4.3 RECIPIENTS OF PAYMENTS. All payments to be made by The Hillhaven Corporation under this Plan shall be made to the Participant during his or her lifetime. All subsequent payments under the Plan shall be made by The Hillhaven Corporation to the Participant's Surviving Spouse, Eligible Children or their guardian, if applicable.

                                   SECTION 5
                         CONDITIONS RELATED TO BENEFITS

         5.1 ADMINISTRATION OF PLAN. The Committee has been authorized to administer the Plan and to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding.





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

         5.2 NO RIGHTS TO ASSETS. Neither a Participant nor any other person shall acquire by reason of the plan any right in or title to any assets, fund or property of The Hillhaven Corporation and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which The Hillhaven Corporation, in its sole discretion, may set aside in anticipation of a liability hereunder. No trust shall be created in accordance with or by the execution or adoption of this Plan or any Agreement with a Participant, and any benefits which become payable hereunder shall be paid from the general assets of The Hillhaven Corporation. A Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder.

         5.3 NO TENURE RIGHTS. Nothing herein shall constitute a contract of continuing service or in any manner obligate The Hillhaven Corporation to continue the Service of a Director, or obligate a Director to continue in the Service of The Hillhaven Corporation, and nothing herein shall be construed as fixing or regulating the compensation paid to a Director.

         5.4 RIGHT TO TERMINATE OR AMEND. Except during any two year period after any Change of Control Event of The Hillhaven Corporation, The Hillhaven Corporation reserves the sole right to terminate the Plan at any time and to terminate an Agreement with any Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant shall be entitled only to the vested portion of his or her accrued benefits under
Section 3 of the Plan as of the time of the termination of the Plan or his or her Agreement.

         Benefits will be paid in the amounts specified and will commence at the time specified in Section 3 as appropriate. The Hillhaven Corporation further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two year period after any Change of Control Event of The Hillhaven Corporation. No amendment of the Plan (whether there has or has not been a Change of Control Event of The Hillhaven Corporation) that reduced the value of the benefit theretofore accrued and vested by the Participant shall be effective.

         5.5 ELIGIBILITY. Eligibility to participate in the Plan is expressly conditional upon a Director's furnishing The Hillhaven Corporation certain information and taking physical examinations and such other relevant action as may be reasonably requested by The Hillhaven Corporation. Any Participant who refuses to provide such information or to take such action shall not be enrolled as or shall thereupon cease to be a Participant under the Plan. Any Participant who commits suicide during the two year period beginning on the date of his or her Agreement, or who makes any material misstatement of information or non-disclosure of medical history, will not receive any benefits hereunder unless, in the sole discretion of the Committee, benefits in a reduced amount are awarded.

         5.6 OFFSET. If at the time payments or installments are to be made hereunder, any Participant or his or her Surviving Spouse or both are indebted to The Hillhaven Corporation or its Subsidiaries, then the payments remaining to be made to the Participant or his or her Surviving Spouse or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness; provided, however, that an election by the Committee not to reduce any such payment or payments shall not constitute a waiver of any claim for such indebtedness.

         5.7 CONDITIONS PRECEDENT. No Retirement Benefits will be payable hereunder to any Participant (i) whose Service with The Hillhaven Corporation is terminated because of willful misconduct or gross negligence in the performance of his or her duties or (ii) who within three years after Termination of Service becomes an employee, director or consultant to any third party engaged in any line of business in competition with the Company that accounts for more than ten percent of the gross revenues of the Company taken as a whole.

                                   SECTION 6
                                 MISCELLANEOUS

         6.1 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferrable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferrable by operation of law in the event of a Participant's or any person's bankruptcy or insolvency.

         6.2     GENDER AND NUMBER.   Wherever appropriate herein, the
masculine may mean the feminine and the singular may mean the plural or vise versa.

         6.3 NOTICE. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of The Hillhaven Corporation, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if it is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

         6.4 VALIDITY. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.





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

         6.5 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of Washington.

         6.6 SUCCESSORS IN INTEREST. This Plan shall inure to the benefit of, and be binding upon, and be enforceable by, any corporate successor to The Hillhaven Corporation or successor to substantially all of the assets of The Hillhaven Corporation.

         6.7 NO REPRESENTATION ON TAX MATTERS. The Hillhaven Corporation makes no representation to Participants regarding current or future income tax ramifications of the Plan.

         DATED this _____ day of February, 1995.

                                       THE HILLHAVEN CORPORATION



                                       By ________________________________
                                          Its ____________________________





                                       10
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                                                                EXHIBIT A

                          THE HILLHAVEN CORPORATION
                 BOARD OF DIRECTORS RETIREMENT PLAN AGREEMENT


        THIS AGREEMENT is made and entered into at Tacoma, Washington, as of ______________, 199___, by and between The Hillhaven Corporation (the "Company") and _____________________________________________("Director").

        WHEREAS, THE HILLHAVEN CORPORATION has adopted a Board of Directors Retirement Plan (as amended or restated from time to time, the "Plan"); and

        WHEREAS, since the Director presently serves as a member of the Board of Directors of the Company and is not an employee of the Company, the Director is eligible to participate in the Plan; and

        WHEREAS, the Plan requires that an agreement be entered into between the Company and Director setting out certain terms and benefits of the Plan as they apply to the Director;

        NOW, THEREFORE, the Company and the Director hereby agree as follows:

           1. The Plan, a copy of which is attached, is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the non-assignability provisions of Section 6.1 of the Plan.

           2. The Director was born on ______________, 19___, and his or her present service as a member of the Board of Directors of the Company began on _______________, 19___.

           3. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Director and his or her surviving Spouse and Eligible Children.

        IT WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement as of he date first above written.

                                        THE HILLHAVEN CORPORATION



                                        By: _________________________________

                                        Its: ________________________________



                                        _____________________________________
                                        Director